Exhibit 24.2

American Midstream GP, LLC

Written Consent of the Board of Directors

September 10, 2012

The undersigned, constituting all of the members of the Board of Directors of American Midstream GP, LLC, a Delaware limited liability company, in lieu of a special meeting of the Board of Directors, do hereby consent to, approve and adopt, by written consent, the resolutions attached hereto as Exhibit A and to the taking of the actions contemplated thereby.

This consent may be executed in multiple counterparts, which taken together, shall represent one and the same instrument and action of the Board of Directors. A copy of this consent, signed and delivered by telecopy, facsimile or electronic transmission, shall be considered an original, executed consent.

IN WITNESS WHEREOF, the undersigned have executed this consent this 10th day of September, 2012.

/s/ Robert B. Hellman, Jr.	/s/ Brian F. Bierbach
Robert B. Hellman, Jr.	Brian F. Bierbach

/s/ Eileen A. Aptman	/s/ Donald H. Anderson
Eileen A. Aptman	Donald H. Anderson

/s/ Edward O. Diffendal	/s/ David L. Page
Edward O. Diffendal	David L. Page

/s/ L. Kent Moore	/s/ Gerald A. Tywoniuk
L. Kent Moore	Gerald A. Tywoniuk

EXHIBIT A

RESOLVED, that a shelf Registration Statement on Form S 3 (together with any replacement shelf registration statement filed as provided in Rule 415 under the Securities Act of 1933, as amended, the “Registration Statement”) and any amendments thereto (including, without limitation, post-effective amendments and any new registration statement filed pursuant to Rule 462 under the Act) shall be signed, respectively, by the appropriate officers and directors of the American Midstream GP, LLC, a Delaware limited liability company, (the “General Partner”) in its individual capacity and in its capacity as general partner of the Partnership, and in its capacity as the Sole Member of American Midstream, LLC, a Delaware limited liability company, in its individual capacity and in its capacity as the sole member of the entities (the “Co-registrants”) listed on Schedule I hereto and the Co-registrants or by either or both of Brian F. Bierbach and Daniel C. Campbell, acting as attorney in fact (the “Attorneys in Fact”) on behalf of such officers or directors, such officers and directors being hereby authorized and empowered to designate either or both of the Attorneys in Fact as their attorney in fact and to grant to each of them full power and authority to sign any amendments to the Registration Statement (including post effective amendments and any new registration statement filed pursuant to Rule 462 under the Act) in their name and on their behalf as officers or directors of the General Partner and the Co-registrants, as appropriate; and further

Schedule I

Co-Registrant	State or Other Jurisdiction of Incorporation or Organization
American Midstream, LLC	Delaware
American Midstream Chatom, LLC	Delaware
American Midstream Chatom Unit 1, LLC	Delaware
American Midstream Chatom Unit 2, LLC	Delaware
American Midstream Marketing, LLC	Delaware
American Midstream (Burns Point), LLC	Delaware
American Midstream (Alabama Gathering), LLC	Alabama
American Midstream (Alabama Intrastate), LLC	Alabama
American Midstream (AlaTenn), LLC	Alabama
American Midstream (Bamagas Intrastate), LLC	Delaware
American Midstream (Louisiana Intrastate), LLC	Delaware
American Midstream (Midla), LLC	Delaware
American Midstream (Mississippi), LLC	Delaware
American Midstream (SIGCO Intrastate)	Delaware
American Midstream (Tennessee River), LLC	Alabama
American Midstream Offshore (Seacrest), LP	Texas
American Midstream Onshore Pipelines, LLC	Delaware
Mid Louisiana Gas Transmission	Delaware